As filed with the Securities and Exchange Commission on June 22, 2006
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
OMRIX BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2147005 (I.R.S. Employer Identification Number)

630 Fifth Avenue, 22nd Floor New York, New York (Address of Principal Executive Offices)	10111 (Zip Code)
2006 Equity Incentive Plan,
2004 Equity Incentive Plan and
2005 Equity Incentive Plan for Israeli Employees
(Full title of the plan)

MICHAEL BURSHTINE
SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
OMRIX BIOPHARMACEUTICALS, INC.
630 FIFTH AVENUE, 22ND FLOOR
NEW YORK, NEW YORK 10111
(Name and address of agent for service)
(212) 887-6500
(Telephone number, including area code, of agent for service)
Copy to:
PHYLLIS G. KORFF, ESQ.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
FOUR TIMES SQUARE
NEW YORK, NY 10036
(212) 735-3000
FACSIMILE: (212) 735-2000
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
To Be Registered	Registered(1)	Share (2)	Price (2)	Registration Fee
Common Stock, par value $.01 per share:
Shares available for future grants under the Plans	1,090,909 shares	$11.60	$12,654,544	$1,354

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers additional shares that may become issuable under the Plans (as defined below) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding shares of Common Stock.

(2)	The estimated exercise price of $11.60 per share was computed in accordance with Rule 457(c) under the Securities Act by averaging the high and low sales prices of Omrix Biopharmaceuticals, Inc. Common Stock as quoted on the Nasdaq National Market on June 21, 2006.

EXPLANATORY NOTE
This registration statement registers shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Omrix Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), issuable under the Omrix Biopharmaceuticals, Inc.’s 2006 Equity Incentive Plan, 2004 Equity Incentive Plan and 2005 Equity Incentive Plan for Israeli Employees (collectively, the “Plans”).
PART I
Item 1. Plan Information.**
Item 2. Registrant Information and Employee Plan Annual Information.**
**	The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the Plans, covered by this Registration Statement, in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Commission by the Company, pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:
     (a) The Company’s prospectus (File No. 333-131107), filed with the Commission pursuant to Rule 424(b) of the Securities Act on April 21, 2006;
     (b) The Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2006, filed with the Commission on May 10, 2006, as amended by Form 10-Q/A filed with the Commission on May 19, 2006; and
     (c) The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on April 7, 2006, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission.
     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) of the Securities Act or additional information about the Plans are available without charge to participants by contacting the Secretary, Omrix Biopharmaceuticals, Inc., 630 Fifth Avenue, 22nd Floor, New York, New York 10111 (telephone number: (212) 887-6500).
Item 4. Description of Securities.
     Not Applicable.

Item 5. Interests of Named Experts and Counsel.
     The validity of the shares of common stock offered hereby has been passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement.
Item 6. Indemnification of Directors and Officers.
     The following summary is qualified in its entirety by reference to the complete copy of the Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation.
     The Company’s certificate of incorporation provides that it will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorney fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above, or defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the DGCL.
     The Company’s certificate of incorporation provides that it will, to the fullest extent permitted by law, indemnify, and upon request shall advance expenses to, any person made or threatened to be made a party to an action or proceeding by reason of the fact that he or she (or his or her testators or in testate) is or was the Company’s director or officer or serves or served at any other corporation, partnership, joint venture, trust or other enterprise in a similar capacity or as an employee or agent at the Company’s request, including service with respect to employee benefit plans, against expenses (including attorneys’ fees and expenses), judgments, fines, penalties, and amounts paid in settlement incurred in connection with the investigation, preparation to defend, or defense of such action, suit, proceeding, or claim. However, the

Company is not required to indemnify or advance expenses in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.
     The Company’s certificate of incorporation also provides that, to the fullest extent permitted by law, a director of the corporation shall not be personally liable to the corporation or the its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.
     Any repeal or modification of these provisions of the Company’s certificate of incorporation shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of that director occurring prior to the amendment or repeal.
     The Company expects to obtain insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers.
     The Company has entered into indemnification agreements with each of its officers and directors under which the Company agreed to indemnify each of them against: (a) expenses, judgments, and settlements paid in connection with third-party claims and (b) expenses and settlements paid in connection with claims on its behalf, in each case provided that the director acted in good faith. In addition, the Company agreed to indemnify each director to the extent permitted by DGCL against all expenses, judgments, and amounts paid in settlement unless the director’s conduct constituted a breach of his or her duty of loyalty to the stockholders. Subject to the director’s obligation to pay the Company in the event that he or she is not entitled to indemnification, the Company will pay the expenses of the director prior to a final determination as to whether the director is entitled to indemnification.
Item 7. Exemption From Registration Claimed.
     Not Applicable.
Item 8. Exhibits.

Exhibit
Number	Description
4.1
Specimen Certificate of Common Stock, $0.01 par value per share, of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, originally filed with the Commission on January 18, 2006, File No. 333-131107)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global

23.2	Consent of Ziv Haft, a BDO member firm

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

99.1
Omrix Biopharmaceuticals, Inc. 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form S-1, originally filed with the Commission on January 18, 2006, File No. 333-131107)

99.2
Omrix Biopharmaceuticals, Inc. 2004 Equity Incentive Plan (incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1, originally filed with the Commission on January 18, 2006, File No. 333-131107)

Exhibit
Number	Description
99.3
Omrix Biopharmaceuticals, Inc. 2005 Equity Incentive Plan for Israeli Employees (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1, originally filed with the Commission on January 18, 2006, File No. 333-131107)

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set froth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) If the Registrant is relying on Rule 430B:
               (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
          (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communication, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
          (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby further undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 22nd day of June, 2006.

Omrix Biopharmaceuticals, Inc.
By:	/s/ Michael Burshtine
Name:	Michael Burshtine
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Burshtine and Philippe Romagnoli, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Name	Title	Date

/s/ Robert Taub Robert Taub	President, Chief Executive Officer and Director (Principal Executive Officer)	June 22, 2006

/s/ Michael Burshtine Michael Burshtine	Senior Vice President and Chief Financial Officer (Chief Accounting Officer)	June 22, 2006

/s/ Fredric D. Price Fredric D. Price	Chairman of the Board of Directors	June 22, 2006

/s/ Douglas A. Cotter Douglas A. Cotter	Director	June 22, 2006

/s/ Bernard Horowitz Bernard Horowitz	Director	June 22, 2006

Name	Title	Date

/s/ Steven St. Peter Steven St. Peter	Director	June 22, 2006

INDEX OF EXHIBITS

Exhibit
Number	Description
4.1
Specimen Certificate of Common Stock, $0.01 par value per share, of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, originally filed with the Commission on January 18, 2006, File No. 333-131107)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global

23.2	Consent of Ziv Haft, a BDO member firm

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

99.1
Omrix Biopharmaceuticals, Inc. 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form S-1, originally filed with the Commission on January 18, 2006, File No. 333-131107)

99.2
Omrix Biopharmaceuticals, Inc. 2004 Equity Incentive Plan (incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1, originally filed with the Commission on January 18, 2006, File No. 333-131107)

99.3
Omrix Biopharmaceuticals, Inc. 2005 Equity Incentive Plan for Israeli Employees (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1, originally filed with the Commission on January 18, 2006, File No. 333-131107)